UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2011

MINERCO RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	333-156059
(State or other jurisdiction of incorporation)	(Commission File No.)

16225 Park Ten Place
Suite #500
Houston, Texas 77084
(Address of principal executive offices and Zip Code)

(281) 994-4187
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K responds to the following items of Form 8-K:

Item 8.01	Other Events

ITEM 8.01  OTHER EVENTS

On January 5, 2011, we entered into an agreement with Energetica de Occidente S.A. de C.V., a Corporation formed under the laws of Honduras (the “ Seller”) for the acquisition of 100% of ll of Seller’s interest in a Hydro-Electric Project known as “Iscan Hydro-Electric Project” in Honduras in Central America (the “Project”).

We will pay the following consideration for the Project:

a)	500,000 shares of restricted shares of common stock will be delivered to the Seller within 30 days of transfer of title

b)	500,000 shares of restricted shares of common stock will be delivered to the Seller upon Minerco Resources, Inc. raising of $8,500,000 no later than 36 months after closing.

c)	We will pay Seller a royalty of 10% of adjusted gross revenues derived after all applicable taxes, from the Project prior to completion of the payment of the foregoing.

If we are unable to meet the financing requirement of this agreement, Seller shall have the right to terminate the agreement with full right of rescission, and all rights, title in and interest to the Project shall be transferred back to the Seller.

On January 6, 2011 we issued the attached press release that included a description of the agreement . A copy of the press release is attached as Exhibit 99.1 to this Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
99.1	Press Release Dated January 6, 2011				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MINERCO RESOURCES, INC.

Date: January 7, 2011	By:
Name V. Scott Vanis
Title CEO & President